                                                                     Exhibit 4.2

                             TRINTECH GROUP LIMITED
                            SHARE OPTION 1997 SCHEME

Established by a resolution of the Board of the Company on 28th May, 1997, as amended by resolution of the Board of the Company on 22 October, 1997 and subsequently approved by ordinary resolution of the Company passed on 21/st/ November, 1997; and further amended by resolution of the Board of the Company on 25/th/ June, 1998 and subsequently approved by ordinary resolution of the Company on 26/th/ June, 1998, and amended by the Board of Directors on the 28/th/ July, 1999 and amended by ordinary resolution of the Company dated 26th July, 2000.


                                 A & L Goodbody,
                               1 Earlsfort Centre,
                                  Hatch Street,
                                    Dublin 2.

                                TABLE OF CONTENTS
                                -----------------

                                                              Page
                                                              ----
CLAUSE 1.        INTRODUCTION                                    1

CLAUSE 2.        ADMINISTRATION

     2.1         Committee Composition                           2
     2.2         Committee Responsibilities                      2
     2.3         Notices                                         3
     2.4         Construction                                    4

CLAUSE 3.        SHARES AVAILABLE FOR GRANTS

     3.1         Basic Limitation                                4
     3.2         Additional Shares                               5
     3.3         Individual Limits                               5

CLAUSE 4.        ELIGIBILITY

     4.1         General Rules                                   6
     4.2         Ten-Percent Shareholders                        6

CLAUSE 5         OPTIONS

     5.1         Share Option Agreement                          6
     5.2         Waiver of an Option                             7
     5.3         Awards Nontransferable                          7
     5.4         Number of Shares                                7
     5.5         Exercise Price                                  7
     5.6         Exercisability and Term                         8
     5.7         Modification or Exchange of Options             8
     5.8         Loss of Quotation                               9
     5.9         Liquidation                                     9

CLAUSE 6.        PAYMENT FOR OPTION SHARES

     6.1         General Rule                                   10
     6.2         Exercise Sale                                  10
     6.3         Other Forms of Payment                         10

CLAUSE 7.        ADJUSTMENT OF SHARES

     7.1         Adjustments                                    10

         7.2   Reorganization: Committee Discretions                        11
         7.3   Reorganization                                               13
         7.4   Offer for Shares where no agreed terms                       14

CLAUSE 8.      LIMITATION OF RIGHTS

         8.1   Retention Rights                                             14
         8.2   Shareholders' Rights                                         14
         8.3   Regulatory Requirements                                      15

CLAUSE 9.      WITHHOLDING TAXES                                            15

CLAUSE 10.     FUTURE OF THE SCHEME

        10.1   Term of the Scheme                                           15
        10.2   Amendment or Termination                                     16

CLAUSE 11.     DEFINITIONS                                                  17

                 TRINTECH GROUP LIMITED SHARE OPTION 1997 SCHEME
                 -----------------------------------------------

     1.   INTRODUCTION
          ------------

The Scheme is established pursuant to a resolution of the Board on 28th May, 1997 but shall be subject to approval by the Company's shareholders within twelve months after such date. The purpose of the Scheme is to establish an employees' share scheme within the meaning of Section 2 of the Companies (Amendment) Act 1983 as a long-term incentive scheme to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and
(c) linking Key Employees directly to stockholder interests through increased stock ownership. The Scheme seeks to achieve this purpose by providing for Awards in the form of Options. The Board may in respect of Key Employees primarily liable to taxation outside the Republic of Ireland on their remuneration alter the provisions of the Scheme and of Awards for them to take account of overseas taxation or securities laws as set out in Clause 10.2.

The Scheme shall be governed by, and construed in accordance with, the laws of Ireland. In the event of any dispute in connection with the Scheme or a Share Option Agreement Participants under the Scheme shall submit to the non-exclusive jurisdiction of the Irish Courts.



2        ADMINISTRATION
         --------------

2.1      Committee Composition
         ---------------------

(i)      Multiple Administrative Bodies The Scheme may be administered by
         ------------------------------
         different Committees with respect to different groups of Participants.

(ii)     Section 162(m) To the extent that the Committee determines it to be
         --------------
         desirable to qualify Options granted hereunder to US Participants as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Scheme shall, in respect of such US Participants, be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

(iii)    Rule 16b-3 To the extent desirable to qualify transactions hereunder as
         ----------
         exempt under Rule 16b-3 of the Exchange Act ("the Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(v)      Other Administration Other than as provided above, the Scheme shall be
         --------------------
         administered by a

         Committee, which committee shall be constituted to satisfy all applicable laws, rules and regulations.

2.2      Committee Responsibilities. The Committee shall (a) nominate the Key
         --------------------------
         Employees who are to receive Awards under the Scheme, (b) determine the type, number, vesting requirements and other conditions of such Awards,
         (c) interpret the Scheme and Share Option Agreements made thereunder and (d) make all other decisions relating to the operation of the Scheme. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Scheme. The Committee's determination under the Scheme shall be final and binding on all persons.

2.3      Notices
         -------

         (A)   To Employees and Participants. Save as otherwise provided herein,
               -----------------------------
               any notice or communication to be given by the Company to any Participant may be given by personal delivery or by sending it by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped. All notifications, documents, Option or share certificates and other communications sent by post as aforesaid will be sent at the risk of the Participant concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any Participant in respect of any notification, document, Option or share certificate or other communication so given, sent or made and nor shall the Company or any of its Subsidiaries be concerned to see that any Participant actually receives it.

     (B)  To the Company. Save as otherwise herein provided any notice
          --------------
          or communication given by a Participant to the Company shall be delivered or sent to the Company at its registered office (or at such other place or places as the Committee may from time to time determine and notify to Participants) and be effective upon receipt.

2.4  Construction
     ------------

     (A)  In this Scheme where the context so admits

          (i)   words importing the masculine gender shall include the feminine,

          (ii) words importing the singular shall include the plural and vice versa,

          (iii) any reference to any statute (or a particular chapter part or section thereof) shall include any corresponding previous enactment and subsequent statutory modification or re-enactment thereof and any regulations made thereunder.

     (B) The headings contained in this Scheme are for reference purposes only and do not affect its meaning or construction.

3    SHARES AVAILABLE FOR GRANTS
     ---------------------------

3.1  Basic Limitation. The Company shall keep available sufficient authorised
     ----------------
     but unissued Shares to meet in full the exercise of Options. The aggregate number of Shares over which Options may be awarded under the Scheme shall not exceed 5,800,000. The 5,800,000 Shares shall be reduced by the number of Shares authorised for issuance under the Trintech Group Limited Directors and Consultants Share Option Scheme, the 1999 Employee Savings Related Share Option Scheme and the 1999 Employee Share Purchase Plan. The limitation of this Clause 3.1 shall be subject to adjustment pursuant to Clause 7.1.

3.2  Additional Shares.  If any Options are cancelled, forfeited or if any
     -----------------
     Options
      terminate or lapse for any other reason before being exercised, then the Shares in respect of which such Options relate shall again become available for Awards under the Scheme. For this purpose, if the exercise cancellation of the price of an Option is reduced, the transaction will be treated as a Option and the grant of a new Option.

3.3   Individual Limits.  The following limitations shall apply to grants of
      -----------------
      Options:

(i) No Participant shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii) In connection with his or her initial service, a Participant may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionally in connection with any change in the Company's capitalization as described in Section 7.1.

4     ELIGIBILITY
      -----------

4.1   General Rules.  Only Key Employees shall be eligible for designation as
      -------------
      Participants by the Committee. No person shall be entitled as of right to participate. In addition, only US Participants may be granted ISOs.

4.2  Ten-Percent Shareholders. A Key Employee who owns more than 10% of the
     ------------------------
     total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

5    OPTIONS
     -------

5.1  Share Option Agreement. Each grant of an Option under the Scheme shall be
     ----------------------
     evidenced by a Share Option Agreement between the Participant and made under the Common Seal of the Company on the Date of Grant. The Share Option Agreement for US Participants shall specify whether the Option is an ISO or an NSO. The provisions of the various Share Option Agreements entered into under the Scheme need not be identical. Options awarded shall be subject to all applicable terms of the Scheme and may be subject to any other terms that are not inconsistent with the Scheme.

5.2  Waiver of an Option.  A Participant may by notice in writing under his Seal
     -------------------
     given within thirty days of the Date of Grant of an Option, disclaim in whole or in part his rights under that Option in which case the Option shall for all purposes be deemed never to have been granted.

5.3  Awards Nontransferable. No Option granted under the Scheme shall be
     ----------------------
     transferable by the Participant other than by will, or by the laws of intestate succession. An Option may be exercised during the lifetime of the Participant only by the Participant or by his or her legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during his or her lifetime (or his legal personal representative after his death), whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

5.4  Number of Shares. Each Share Option Agreement shall specify the number of
     ----------------
     Shares over which an Option may be granted and shall provide for the adjustment of such number in accordance with Clause 7.1.

5.5  Exercise Price. Each Share Option Agreement shall specify the Exercise
     --------------
     Price. The Exercise Price under an ISO shall not be less than 100% of the Market Value of a Share on the day preceding the Date of Grant, and the Exercise Price under an NSO shall not be less than the par value of a Share. Notwithstanding the foregoing, Options may be granted with a per share exercise price of less than 100% of the Market Value of a Share on the date of grant pursuant to a merger or other corporate transaction.

5.6  Exercisability and Term. Each Share Option Agreement shall specify the date
     -----------------------
     when all or any instalment of the Option is to become exercisable. The Share Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Share Option Agreement may provide for accelerated exercisability in the event of the Participant's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's service.

5.7  Modification or Exchange of Options. Within the limitations of the Scheme,
     -----------------------------------
     the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding options in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant alter or impair his or her rights or obligations under such Option.

5.8  Loss of Quotation
     -----------------
     In the event of the Shares being no longer quoted on any stock exchange or quotation system the Board shall have discretion to terminate all unexercised options and participants holding said options shall be entitled to such compensation, if any, of whatever amount or value and consisting of

     (i)   payment in cash; or
     (ii)  any other assets or rights;



     as the Board shall at its absolute discretion determine."


5.9  Liquidation. In the event of the Company going into liquidation (other than
     -----------
     for the purpose of merger or re-organisation under Clauses 7.2 and 7.3), unless the Committee otherwise determines in advance of the liquidation all Options shall cease to be exercisable and (save to the extent, if at all, that the Committee may prior to such liquidation at their absolute and uncontrolled discretion determine) Participants shall not be entitled to damages or other compensation of any kind.

6     PAYMENT FOR OPTION SHARES
      -------------------------

6.1   General Rule. The entire Exercise Price of Shares issued upon exercise
      ------------
      of Options shall be payable in cash at the time when such Shares are purchased, except that the Share Option Agreement may specify that payment may be made in any form(s) described in this Clause 6.

6.2   Exercise Sale. To the extent that this Clause 6.2 is applicable, payment
      -------------
      may be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.3   Other Forms of Payment.  To the extent that this Clause 6.3 is applicable,
      ----------------------
      payment may be made in any other form that is consistent with applicable laws, regulations and rules.

7     ADJUSTMENT OF SHARES
      ---------------------

7.1  Adjustments. In the event of a subdivision of the outstanding Shares, bonus
     -----------
     or scrip issue, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the issued Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalisation, a sale of all or a substantial part of the business of the Company, spin-off or a similar occurrence, the Committee may make appropriate adjustments in one or more of (a) the number of Shares for which Options may be available for future Awards under Clause 3, (b) the number of Shares covered by each outstanding Option or (c) the Exercise Price under each outstanding Option. Except as provided in this Clause 7.1, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

7.2  Reorganization: Committee discretions.  In the event that the Company is a
     -------------------------------------
     party to a merger, takeover or other reorganization or the Committee considers this is about to occur, the Committee shall, subject to Sections
     7.3 and 7.4, be entitled (without the

Participant's consent unless the Committee otherwise requires) at its discretion and not withstanding anything herein contained (except the proviso below):

- to request Participants to exercise outstanding Options in relation to the whole or a specified portion of the Shares to which such Options relate and within such time or times and subject to any other conditions or limitations as the Committee may at its discretion determine; if a Participant does not comply with the aforementioned request such Options shall lapse at the expiry of the time specified for exercise by the Committee.

- to agree that outstanding Options will be assumed or substituted by the surviving company or its parent (or the acquiring company or its parent where a takeover occurs),

- to arrange for the continuation by the Company of outstanding Options (if the Company is a surviving company or an acquiring company in a takeover),

- to make payment of a cash settlement to Participants equal, per Share, to the difference between the amount to be paid for one Share under the agreement of merger or takeover terms and the Exercise Price per Share,

       - to agree to accelerate the exercisability of such outstanding Options followed by the cancellation of Options not exercised,

       - to otherwise vary the exercise of outstanding Options on such conditions as the Committee may decide

       PROVIDED ALWAYS that if the Company and the other party to the transaction constituting the merger, takeover or other re-organization intend that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, this Clause 7.2 shall not apply to the extent that the combining entities independent public accountants determine in good faith that the operation of the relevant discretion given to the Committee aforesaid would preclude the use of "pooling of interests" accounting. In that event clause 7.3 or 7.4 shall apply, as applicable.

7.3    Reorganization - In the event that the Company is a party to a merger,
       --------------
       takeover or other reorganization and that the Company and the other party to the aforesaid transaction intend it to be treated as a "pooling of interests" for financial reporting purposes, outstanding Options shall be subject to the agreement of merger or reorganization or the agreed terms of the takeover. Provided that should the agreement or such terms not provide that outstanding Options shall be assumed by the surviving or acquiring Company or its parent, or that equivalent options will be substituted by the surviving or acquiring company, the exercisability and vesting of such outstanding Options shall be fully accelerated and shall be followed by the cancellation of Options not exercised. Any cancellation by the Committee shall not occur earlier than 30 days after such acceleration is effective and participants have been notified of such acceleration.

7.4     Offer for Shares where there are no agreed terms - Notwithstanding the
        ------------------------------------------------
        the provisions of Clause 7.3, in the event that the Company is the subject of an offer for its securities which is not recommended by the Board to the Company's shareholders or otherwise agreed to by the Board, the exercisability and vesting of outstanding Options shall be fully accelerated. Participants may exercise outstanding Options within the period of 90 days following the date upon which the offer becomes unconditional in all respects. The Committee shall cancel Options not exercised within the aforesaid period.

8          LIMITATION ON RIGHTS
           --------------------

8.1        Retention Rights. Neither the Scheme nor any Option granted under the
           ----------------
           Scheme shall be deemed to give any individual a right to remain an employee or director of the Company or a Subsidiary. The Company or its Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject to applicable laws, the Company's Memorandum and Articles of Association and a written employment agreement (if any).

8.2        Shareholders Rights. A Participant shall have no dividend rights,
           -------------------
           voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to filing the proper Notice of Exercise and tendering the exercise price for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Notice of Exercise and tender of exercise price is given, except as expressly provided in Clause 7.1.

8.3        Regulatory Requirements.  Any other provision of the Scheme
           -----------------------
           notwithstanding, the obligation of the Company to issue Shares under the Scheme shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     9          WITHHOLDING TAXES
                -----------------

     If withholding tax obligations arise under local, US State, federal, or other foreign law in connection with any transaction under the Scheme, then the Participant, beneficiary or other person who is subject to such obligations shall make arrangements satisfactory to the Company to meet such obligations. The Company shall not be required to issue any Shares or make any cash payment under the Scheme until such obligations are satisfied.

     10         FUTURE OF THE SCHEME
                --------------------

     10.1       Term of the Scheme.  the Scheme, as set forth herein, shall
                ------------------
                become effective as of 28th May, 1997. The Scheme shall terminate on 27th May, 2007 unless it has previously been terminated under Section 10.2.

     10.2       Amendment or Termination.
                ------------------------

           (A) the Board may, at any time and for any reason, amend or terminate the Scheme. An amendment of the Scheme shall be subject to the approval of the Company's shareholders if it increases the number of Shares over which Options may be awarded under Clause 3.1 or extends the term of the Scheme (provided that no amendment pursuant to Clause 7.1 shall be regarded as requiring shareholder approval). No Awards shall be granted under the Scheme after the termination thereof. The termination of the Scheme, or any amendment thereof, shall not (subject to Clauses 7.2 and 7.3 ) affect any Option previously granted under the Scheme and notwithstanding such termination, the Company shall continue to act, administer and manage the Scheme in accordance with its terms.

           (B) The Committee may in respect of Key Employees who are or may become primarily liable to taxation outside Ireland on their remunerations amend or alter the provisions of the Scheme and the terms and conditions of Awards as the Committee considers necessary or desirable to take account of relevant overseas taxation or securities laws and the alterations or amendments so made are scheduled to the

               Scheme.

11         DEFINITIONS
           -----------

11.1       "Award"  means any award of an Option under the Scheme.
            -----

11.2 "Board" means the Company's Board of Directors, as constituted from time to time.


11.3       "Change in Control" means:
            -----------------

           (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

           (b) The sale, transfer of other disposition of all or substantially all of the Company's assets;

           (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

           (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities (ie issued shares). For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding shares under an employee benefit plan of the Company or of a Subsidiary (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the ordinary shares of the Company and (iii) an employee or director of the Company or any subsidiary at the time of the transaction or immediately prior thereto.

               A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's issued shares immediately before such transaction.

    11.4       "Code" means the U.S. Internal Revenue Code of 1986, as amended.
                ----

    11.5       "Committee" means a committee of the Board, as described in
                ---------
               Clause 2.


    11.6       "Company" means Trintech Group Limited, an Irish company.
                -------

    11.7       "Date of Grant" means the date on which an Option is granted
                -------------
               under the common seal of the Company under the Scheme.

    11.8       "Exchange Act" means the U.S. Securities Exchange Act of 1934, as
                ------------
               amended.

    11.9       "Exercise Price" means the amount for which one Share may be
                --------------
               subscribed upon exercise of an Option, as specified in the applicable Share Option Agreement.

11.10      "ISO" means an incentive stock option described in section 422(b) of
            ---
           the Code.


11.11      "Internal Revenue Service" means the U.S. Internal Revenue Service.
            ------------------------

11.12 "Key Employee" means (a) a key non-temporary employee of the Company or of a Subsidiary, as determined by the Committee, or (b) an executive director holding salaried employment or office of the Company or a Subsidiary.

11.13      "Market Value" means the market price of Shares, determined by the
            ------------
           Committee as follows:

           (A) If Shares were traded on the National Market System of NASDAQ or any other securities exchange regulated by the Securities and Exchange Commission (or on any other recognised stock exchange on which Shares may then be listed or dealt in) on the date in question, then the Market Value shall be equal to the higher of par and the closing price reported for such date by the applicable composite-transactions report or any other comparable or equivalent report prepared by the relevant regulatory authority governing the securities exchange on which the Shares are listed or dealt; and

           (B) If (A) is not applicable or if there are two or more listings, then the Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

           Whenever possible, the determination of Market Value by the Committee shall be based on the prices reported in the most recent edition of The Wall Street Journal. Such determination shall be conclusive and
           -----------------------
           binding in all persons.

11.14      "Nominated Employee" means an employee who shall have been nominated
            ------------------
           for the purpose of the Scheme under Clause 2.2.


11.15      "NSO" means an employee stock option not described in sections 422 or
            ---
           423 of the Code.

11.16      "Option" means an ISO or NSO granted under the Scheme and entitling
            ------
           the holder to acquire by subscription Shares.

11.17      "Participant" means any Nominated Employee who is for the time being
            -----------
           the holder of an Option;

11.18      "Scheme" means this Trintech Group Limited Share Option 1997 Scheme,
            ------
           as it may be amended from time to time.

11.19      "Securities and Exchange Commission" means the U.S. Securities and
            ----------------------------------
           Exchange Commission.

11.20      "Share" means one ordinary share of IR.2p in the capital of the
            -----
           Company and such expression shall if the context admits or requires means one such ordinary share as may be represented by one American Depositary Share (and may be evidenced by one American Depositary Receipt) or otherwise.

11.21      "Share Option Agreement" means the agreement between the Company and
            ----------------------
           a Participant which contains the terms, conditions and restrictions pertaining to his or her option.

11.22      "Subsidiary" means a subsidiary undertaking as defined in Regulation
            ----------
           4 of the European Communities (Companies:  Group
           Accounts) Regulations, 1992.

11.23      "US Participant" means any Participant who, at the time the Option is
            --------------
           granted, is a citizen or resident of the United States of America for federal income tax purposes.

                                                              Irish Participants
                                                                   Agreement No:
                                                                  5-Year Vesting

                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME

                        Incentive Share Option Agreement
                        --------------------------------



Trintech Group Limited an Irish limited corporation `Trintech', hereby grants an option to subscribe for Shares as may be represented by American Depositary Shares and as may be evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Trintech Group Limited Share Option 1997 Scheme ("the Scheme").

Date of Option Grant:        ___________________________

Name of Participant:         ___________________________

Social Security No. or
other tax identification:___________________________

Number of Shares Covered by Option: ________________

Exercise Price per Share:   $_______________________
(being market value on the day
preceding the date of grant)

Vesting Start Date:          ________________________________

           By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                                        Seal:

Witness    Name: .....................................................
-------

           Address:       ...................................................

           ..................................................................

                  Occupation:............................................

GIVEN under the Common Seal

of TRINTECH Group LIMITED

                                                                  5-Year Vesting

                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME

                                Share Option Agreement
                                ----------------------

Vesting Your right to exercise this Option vests in monthly increments at the rate of 1/36th per month over the three year period starting on the second anniversary of the Date of Grant as shown on the cover sheet. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

                                Anniversary of Date
                                -------------------
                                of Grant                      Percentage
                                --------                      ----------

                                Third                                  33-1/3%
                                Fourth                                 66-2/3%
                                Fifth                                  100%

                                The resulting number of Shares will be rounded up to the nearest whole number. No additional Shares vest after your Trintech service has terminated for any reason.

     Term Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech service terminates, as described below.)

     Regular                  If your service as an employee or director of
     Termination              Trintech (or any Subsidiary) terminates for any
                              reason except death (or normal retirement or retirement due to Health Reasons) then your Option
                              (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day (or such later date as the Committee may decide) after your termination date.

                              Trintech determines when your service terminates for this purpose.

     Death If you die as an employee or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

     Normal Retirement        If your service as an employee or Early
                              Retirement director of Trintech (or any
                              Subsidiary) terminates because of normal retirement or early retirement due to Health
                              Reasons then your Option (to the extent
                              exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

     Leaves of Absence        For purposes of this Option, your service does not
                              terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing. But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your service terminates, in any event, when the approved leave ends, unless you immediately return to active work. Trintech determines which leaves count for this purpose.

     Restrictions on          Trintech will not permit you to exercise this
     Exercise                 Option if the exercise and/or issuance of Shares
                              at that time would violate any applicable law or regulation.

     Notice of                When you wish to exercise this Option you must
     Exercise                 notify Trintech by filing the proper "Notice of
                              Exercise" form at the address given on the form.
                              Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's joint names).
                              The notice will be effective when it is received by Trintech.

                              If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

     Form of Payment          When you submit your Notice of Exercise, you must
                              include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

                              . Your personal cheque, a cashier's cheque or a money order.

                              . If Trintech then so permits, by irrevocable directions to a securities broker approved by Trintech to sell your Option Shares and to deliver all or a portion of the sale proceeds to Trintech in payment of the Exercise Price. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by Trintech.

     Withholding Taxes            You will not be allowed to exercise this
                                  Option unless you make acceptable
                                            arrangements to pay any withholding
                                            taxes that may be due as a result of
                                            the Option exercise.

Restrictions on Resale                      By signing this Agreement, you agree
                                            not to sell any Option Shares at a
                                            time when applicable laws or
                                            Trintech policies prohibit a sale.
                                            This restriction will apply as long
                                            as you are an employee or director
                                            of Trintech (or a Subsidiary).

Transfer of Option                          Prior to your death, only you may
                                            exercise this Option (to the extent
                                            exercisable). You cannot transfer or
                                            assign this Option (to  the extent
                                            exercisable). For instance, you may
                                            not sell this Option or use it as
                                            security for a loan. You may,
                                            however, dispose of this Option in
                                            your will.

                                            Regardless of any marital property
                                            settlement agreement, Trintech is
                                            not
                                            obligated to honour a Notice of
                                            Exercise from your former spouse,
                                            nor is Trintech obligated to
                                            recognise your former spouse's
                                            interest in your Option in any other
                                            way.

Retention Rights                            Your Option or this Agreement do not
                                            give you the right to be retained by
                                            Trintech (or any Subsidiaries) in
                                            any capacity.

Shareholder Rights                          You, or your estate or heirs, have
                                            no rights as a shareholder of
                                            Trintech until a proper Notice of
                                            Exercise has been filed with
                                            Trintech and the exercise price has
                                            been tendered. No adjustments are
                                            made for dividends or other rights
                                            if the applicable record date occurs
                                            before a proper Notice of Exercise
                                            has been filed with Trintech and the
                                            exercise price has been tendered,
                                            except as
                         described in the Scheme.

Adjustments              In the event of a stock split, a stock dividend or a
                         similar change in Trintech Shares, the number of Shares covered by this Option and the exercise price per share may be adjusted pursuant to the Scheme. In the event where Trintech is taken over or is a party to a merger, this Option will be handled in accordance with the Scheme.

Applicable law           This Agreement and the Trintech Group Limited Share
and Jurisdiction         Option 1997 Scheme (as the same may be amended from
                         time to time) will be governed by and construed in accordance with the laws of Ireland and you agree to submit to the non-exclusive jurisdiction of the Irish courts in connection with any disputes which may arise out of or in connection with this Agreement or the Trintech

                         Group Limited Share Option 1997 Scheme.

The Scheme and other     The text of the Trintech Group Limited Share Option
Agreements               1997 Scheme is incorporated in this Agreement by
                         reference.

                         This Agreement and the Scheme constitute the entire understanding between you and Trintech regarding this Option and any other options, or understandings agreements relating to options over Shares except under the Trintech Group Limited Executive Share Option Scheme or under this Scheme. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Scheme.

                                                               Agreement No:
                                                               (US Participants)
                                                               5-Year Vesting

                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME

                             Share Option Agreement
                             ----------------------

Trintech Group Limited an Irish limited corporation 'Trintech', hereby grants an option to subscribe Shares as represented by American Depositary Shares and as evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the Option are set forth in this cover sheet, in the attachment and in the Trintech Group Limited Share Option 1997 Scheme (the "Scheme").

Date of Option Grant:    ______________________________________________________

Name of Participant:     ______________________________________________________

Social Security No. or
other tax identification:______________________________________________________

Number of Shares Covered by Option: ___________________________________________

Type of Option:   Non-statutory

Exercise Price per Share:   $__________________________________________________
(being market value on the day
preceding the Date of Grant)

Vesting Start Date: ___________________________________________________________

     By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                                      Seal:

Witness      Name:   ..........................................................
-------

             Address:..........................................................

             ..................................................................

                  Occupation:..................................................

GIVEN under the Common Seal
of TRINTECH Group LIMITED

                                                                 5-Year Vesting
                                                                 --------------
                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME


                    Non-Statutory Share Option Agreement
                    ------------------------------------

Non-Statutory       This Option is not intended to be incentive stock option
Share Option        under section 422 of the Internal Revenue code.

Vesting Your right to exercise this Option vests in monthly increments at the rate of 1/60th per month over the five year period starting on the Vesting Start Date, as shown on the cover sheet. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

                    Anniversary of Vesting
                    ----------------------
                    Start Date                      Percentage
                    ----------                      ----------
                    First                                   20%
                    Second                                  40%
                    Third                                   60%
                    Fourth                                  80%
                    Fifth                                  100%

                    The resulting number of Shares will be rounded up to the nearest whole number. No additional Shares vest after your Trintech service has terminated for any reason.

Term Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech service terminates, as described below.)

Regular             If your service as an employee or director of Trintech (or
Termination         any Subsidiary) terminates  for any reason except death (or normal retirement or retirement due to Health Reasons) then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day
                    (or such later date as the Committee may decide) after your termination date.

                    Trintech determines when your service terminates for this purpose.

Death If you die as an employee or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

Normal Retirement   If your service as an employee or Early Retirement director of Trintech (or any Subsidiary) terminates because of normal retirement or early retirement due to Health Reasons then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

Leaves of Absence   For purposes of this Option, your service does not terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing.
                    But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your service terminates, in any event, when the approved leave ends, unless you immediately return to active work.

                                Trintech determines which leaves count for this purpose.

Restrictions on                 Trintech will not permit you to exercise this
Exercise                        Option if the exercise and/or issuance of Shares
                                at that time would violate any applicable law or regulation.

Notice of                       When you wish to exercise this Option you must
Exercise                        notify Trintech by filing the proper "Notice of
                                Exercise" form at the address given on the form.
                                Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered
                                (in your name only or in your and your spouse's joint names). The notice will be effective when it is received by Trintech.

                                If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

Form of Payment                 When you submit your Notice of Exercise, you
                                must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

                                . Your personal cheque, a cashier's cheque or a money order.

                                . If Trintech then so permits, by irrevocable directions to a securities broker approved by Trintech to sell your Option Shares and to deliver all or a portion of the sale proceeds to Trintech in payment of the Exercise Price. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by Trintech.

Withholding Taxes                  You will not be allowed to exercise this
                                   Option unless you make acceptable
                                            arrangements to pay any
                                            withholding taxes that may be due
                                            as a result of the Option exercise.

Restrictions on Resale                      By signing this Agreement, you agree
                                            not to sell any Option Shares at a
                                            time when applicable laws or
                                            Trintech policies prohibit a sale.
                                            This restriction will apply as long
                                            as you are an employee or director
                                            of Trintech (or a Subsidiary).

Transfer of Option                          Prior to your death, only you may
                                            exercise this Option (to the
                                            extent exercisable). You cannot
                                            transfer or assign this Option (to
                                            the extent exercisable). For
                                            instance, you may not sell this
                                            Option or use it as security for a
                                            loan. You may, however, dispose of
                                            this Option in your will.

                                            Regardless of any marital property
                                            settlement
                                            agreement, Trintech is not
                                            obligated to honour a Notice of
                                            Exercise from your former spouse,
                                            nor is Trintech obligated to
                                            recognise your former spouse's
                                            interest in your Option in any other
                                            way.

Retention Rights                            Your Option or this Agreement do not
                                            give you the right to be retained by
                                            Trintech (or any Subsidiaries) in
                                            any capacity.

Shareholder Rights                          You, or your estate or heirs, have
                                            no rights as a shareholder of
                                            Trintech until a proper Notice of
                                            Exercise has been filed with
                                            Trintech and the exercise price has
                                            been tendered. No adjustments are
                                            made for dividends or other rights
                                            if the applicable record date occurs
                                            before a proper Notice of Exercise
                                            has been filed with Trintech and the
                                            exercise price has been tendered,
                                            except as
                                            described in the Scheme.

Adjustments                                 In the event of a stock split, a
                                            stock dividend or a similar change
                                            in Trintech Shares, the number of
                                            Shares covered by this Option and
                                            the exercise price per share may be
                                            adjusted pursuant to the Scheme. In
                                            the event where Trintech is taken
                                            over or is a party to a merger, this
                                            Option will be handled in accordance
                                            with the Scheme.

Applicable law                              This Agreement and the Trintech
and Jurisdiction                            Group Limited Share Option 1997
                                            Scheme (as the same may be amended
                                            from time to time) will be governed
                                            by and construed in accordance with
                                            the laws of Ireland and you agree to
                                            submit to the non-exclusive
                                            jurisdiction of the Irish courts in
                                            connection with any disputes which
                                            may arise out of or in connection
                                            with this Agreement or the Trintech

                                            Group Limited Share Option 1997
                                            Scheme.

The Scheme and other                        The text of the Trintech Group
Agreements                                  Share Option 1997 Scheme is
                                            incorporated in this Agreement by
                                            reference.

                                            This Agreement and the Scheme
                                            constitute the entire understanding
                                            between you and Trintech regarding
                                            this Option and any other options,
                                            or understandings agreements
                                            relating to options over Shares
                                            except under the Trintech Group
                                            Limited Executive Share Option
                                            Scheme or under this Scheme. Any
                                            prior agreements, commitments or
                                            negotiations concerning this Option
                                            are superseded.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Scheme.

                                                                 Agreement No:
                                                               (US Participants)
                                                                  5-Year Vesting

                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME

                        Incentive Share Option Agreement
                        --------------------------------

Trintech Group Limited an Irish limited corporation `Trintech', hereby grants an option to subscribe for Shares as may be represented by American Depositary Shares and as may be evidenced by American Depositary Receipts to the Participant named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Trintech Group Limited Share Option 1997 Scheme ("the Scheme").

Date of Option Grant:    _______________________________________________________

Name of Participant:     _______________________________________________________

Social Security No. or
other tax identification:_______________________________________________________

Number of Shares Covered by Option: ____________________________________________

Type of Option: Incentive Share Option _________________________________________

Exercise Price per Share:   $___________________________________________________
(being market value on the day
preceding the date of grant)

Vesting Start Date:_____________________________________________________________

     By signing this cover sheet, you agree to all of the terms and conditions described in the attachment and in the Scheme.

SIGNED, SEALED AND DELIVERED
by the Participant
in the presence of:                                                       Seal:

Witness   Name:    _____________________________________________________________
-------

          Address:______________________________________________________________

               _________________________________________________________________

               Occupation:______________________________________________________

GIVEN under the Common Seal

of TRINTECH Group LIMITED

                                                                   Agreement No:
                                (US Participants (except Officers or Directors))
                                                                  5-Year Vesting

                 TRINTECH Group LIMITED SHARE OPTION 1997 SCHEME

                          Incentive Share Option Agreement
                          --------------------------------

Incentive Share           This Option is intended to be an incentive stock on
Option                    option under section 422 of the Internal Revenue code
                          and will be interpreted accordingly.

Vesting Your right to exercise this Option vests in monthly increments at the rate of 1/60th per month over the five year period starting on the Vesting Start Date, as shown on the cover sheet. For example, the percentage of the total number of Shares for which this option will be exercisable at the dates specified below is as follows:

                          Anniversary of Vesting
                          ----------------------
                          Start Date                    Percentage
                          ----------                    ----------
                          First                          20%
                          Second                         40%

                                Third                                60%
                                Fourth                               80%
                                Fifth                               100%

                                The resulting number of Shares will be rounded up to the nearest whole number. No additional Shares vest after your Trintech service has terminated for any reason.

Term Your Option will expire in any event at the close of business at Trintech headquarters on the day before the 7th anniversary of the Date of Grant, as shown on the cover sheet. (It will expire earlier if your Trintech service terminates, as described below.)

Regular                         If your service as an employee or
Termination                     director of Trintech (or any Subsidiary)
                                terminates for any reason except death (or normal retirement or retirement due to Health
                                Reasons) then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the 30th day (or such later date as the Committee may decide) after your termination date.

                                Trintech determines when your service terminates for this purpose.

Death If you die as an employee or director of Trintech (or any Subsidiary), then your Option (to the extent exercisable) will expire at the close of business at Trintech headquarters on the date one year after the date of death. During that one year period, your personal representatives may exercise your option (to the extent exercisable).

Normal Retirement               If your service as an employee or Early
                                Retirementdirector of Trintech (or any
                                Subsidiary) terminates because of normal retirement or early retirement due to Health
                                Reasons then your Option (to the extent
                                exercisable) will expire at the close of business at Trintech headquarters on the date one year after your termination date.

Leaves of Absence               For purposes of this Option, your service does
                                not terminate when you go on sick leave or another bona fide leave of absence if the leave was approved by Trintech in writing. But your service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed under law or by a contract. Your service terminates, in any event, when the approved leave ends, unless you immediately return to active work.

                                  Trintech determines which leaves count for this purpose.

Restrictions on                   Trintech will not permit you to exercise this
Exercise                          Option if the exercise and/or issuance of
                                  Shares at that time would violate any
                                  applicable law or regulation.

Notice of                         When you wish to exercise this Option you
Exercise                          must notify Trintech by filing the proper
                                  "Notice of Exercise" form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered (in your name only or in your and your spouse's joint names). The notice will be effective when it is received by Trintech.

                                If someone else wants to exercise this Option after your death, that person must prove to Trintech's satisfaction that he or she is entitled to do so.

              Form of Payment   When you submit your Notice of Exercise, you
                                must include payment of the Exercise Price for the Shares you are purchasing. Payment may be made in one (or a combination of both) of the following forms:

                                . Your personal cheque, a cashier's cheque or a money order.

                                . If Trintech then so permits, by irrevocable directions to a securities broker approved by Trintech to sell your Option Shares and to deliver all or a portion of the sale proceeds to Trintech in payment of the Exercise Price. (The balance of the sale proceeds, if any, will be delivered to you.) The directions
                                            must be given by signing a special
                                            "Notice of Exercise" form provided
                                            by Trintech.

                    Withholding Taxes       You will not be allowed to exercise
                                            this Option unless you make
                                            acceptable arrangements to pay any
                                            withholding taxes that may be due as
                                            a result of the Option exercise.

                    Restrictions on Resale  By signing this Agreement, you agree not to sell any Option Shares at a
                                            time when applicable laws or
                                            Trintech policies prohibit a sale.
                                            This restriction will apply as long
                                            as you are an employee or director
                                            of Trintech (or a Subsidiary).

                    Transfer of Option      Prior to your death, only you may
                                            exercise this Option (to the extent
                                            exercisable). You cannot transfer or
                                            assign this Option (to the extent
                                            exercisable). For
                                            instance, you may not sell this
                                            Option or use it as security for a
                                            loan. You may, however, dispose of
                                            this Option in your will.

                                            Regardless of any marital property
                                            settlement agreement, Trintech is
                                            not obligated to honour a Notice of
                                            Exercise from your former spouse,
                                            nor is Trintech obligated to
                                            recognise your former spouse's
                                            interest in your Option in any other
                                            way.

                    Retention Rights        Your Option or this Agreement do not
                                            give you the right to be retained by
                                            Trintech (or any Subsidiaries) in
                                            any capacity.

                    Shareholder             Rights You, or your estate or heirs,
                                            have no rights as a shareholder of
                                            Trintech until a proper Notice of
                                            Exercise has been filed with
                                            Trintech and the exercise price has
                                            been tendered. No adjustments
                                            are made for dividends or other
                                            rights if the applicable record date
                                            occurs before a proper Notice of
                                            Exercise has been filed with
                                            Trintech and the exercise price has
                                            been tendered, except as described
                                            in the Scheme.

                    Adjustments             In the event of a stock split, a
                                            stock dividend or a similar change
                                            in Trintech Shares, the number of
                                            Shares covered by this Option and
                                            the exercise price per share may be
                                            adjusted pursuant to the Scheme. In
                                            the event where Trintech is taken
                                            over or is a party to a merger, this
                                            Option will be handled in accordance
                                            with the Scheme.

                    Applicable law          This Agreement and the Trintech
                    and Jurisdiction        Group Limited Share Option 1997
                                            Scheme (as the same may be amended
                                            from time to time) will be governed
                                            by and construed in accordance with
                                            the laws
                                            of Ireland and you agree to submit
                                            to the non-exclusive jurisdiction of
                                            the Irish courts in connection with
                                            any disputes which may arise out of
                                            or in connection with this Agreement
                                            or the Trintech Group Limited Share
                                            Option 1997 Scheme.

                    The Scheme and other    The text of the Trintech Group Share
                    Agreements              Option 1997 Scheme is incorporated
                                            in this Agreement by reference.

                                            This Agreement and the Scheme
                                            constitute the entire understanding
                                            between you and Trintech regarding
                                            this Option and any other options,
                                            or understandings agreements
                                            relating to options over Shares
                                            except under the Trintech Group
                                            Limited Executive Share Option
                                            Scheme or under this Scheme. Any
                                            prior agreements, commitments or
                                            negotiations concerning
                                            this Option are superseded.


                         By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Scheme.